UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 27, 2017

G-III APPAREL GROUP, LTD.

(Exact name of registrant as specified in its charter)

Delaware	0-18183	41-1590959
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

512 Seventh Avenue New York, New York (Address of principal executive offices)	10018 (Zip Code)

Registrant’s telephone number, including area code: (212) 403-0500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 27, 2017, the Compensation Committee of our Board of Directors granted restricted stock units pursuant to our 2015 Long-Term Incentive Plan, as amended (the “2015 Plan”) that will enable the following persons to receive shares of our common stock, subject to satisfaction of specified conditions, as follows: (i) up to 159,336 shares to Morris Goldfarb, our Chairman and Chief Executive Officer, who is also a Director; (ii) up to 122,566 shares to Sammy Aaron, our Vice Chairman and President, who is also a Director; (iii) up to 81,710 shares to Wayne S. Miller, our Chief Operating Officer; (iv) up to 16,342 shares to Neal S. Nackman, our Chief Financial Officer; and (v) up to 40,855 shares to Jeffrey Goldfarb, our Executive Vice President, who is also a Director.

The above-named persons will be entitled to receive these shares of our common stock only if the performance conditions in clauses (a) and (b) set forth below are satisfied:

(a) (i) the amount of our consolidated earnings before interest and financing charges, net, and income tax expense (“EBIT”) for the fiscal year ending January 31, 2019, subject to certain adjustments for non-recurring items, is at least 25% greater than EBIT for the fiscal year ending January 31, 2017, subject to certain adjustments for non-recurring items and excluding the results of the Donna Karan business for such fiscal year (“Adjusted Fiscal 2017 EBIT”) or (ii) if the performance condition in clause (a)(i) is not satisfied, our EBIT for the fiscal year ending January 31, 2020, subject to certain adjustments for non-recurring items, is at least 50% greater than Adjusted Fiscal 2017 EBIT; and

(b) the average closing price per share of our common stock on the Nasdaq Global Select Market over a twenty consecutive trading day period (i) during the period beginning on the date of grant and on or prior to January 31, 2019 is at least $30.30 (which is 20% above the closing price on the date of the Compensation Committee meeting, January 27, 2017 (the “Reference Date”) or (ii) if the stock price performance period in clause (b)(i) is not satisfied, during the period beginning subsequent to January 31, 2019 and ending on or prior to January 31, 2020 is at least $31.5625 (which is 25% above the closing price on the Reference Date)

(clauses (a) and (b) together, the “Performance Conditions”).

In addition, the right to receive shares of common stock pursuant to the above-described restricted stock unit grants will become vested as to 50% of the shares on each of January 27, 2019 and January 27, 2020 (the “Time Vesting Condition”).

A grantee must remain employed by us or otherwise perform service for us in order to receive shares of our common stock pursuant to the above-described restricted stock unit grants after both Performance Conditions have been satisfied. If both Performance Conditions are not satisfied within the above-described time periods, we will not issue any shares of common stock pursuant to the restricted stock unit grants. If both Performance Conditions are satisfied at any time during the above-referenced time periods, we will issue shares of common stock in respect of all annual installment periods of the Time Vesting Condition for which shares have not previously been issued.

The number of shares of common stock to which the restricted stock units relate and the vesting price will be appropriately adjusted in the event of stock splits, stock dividends and other extraordinary corporate events.

A copy of the form of Restricted Stock Unit Agreement for these grants under the 2015 Plan is filed herewith as Exhibit 10.1.

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) See “Item 1.01 Entry into a Material Definitive Agreement” above with respect to restricted stock unit grants to Morris Goldfarb, Sammy Aaron, Wayne S. Miller, Neal S. Nackman and Jeffrey Goldfarb.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Form of Restricted Stock Unit Agreement for January 27, 2017 restricted stock unit grants.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2017	G-III APPAREL GROUP, LTD.

	By:	Neal S. Nackman
Name: Neal S. Nackman
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Form of Restricted Stock Unit Agreement for January 27, 2017 restricted stock unit grants.